Exhibit 99.1

Riot Blockchain Releases 2017 Financial Results and Provides Business Update

CASTLE ROCK, Colo., April 17, 2018 /PRNewswire/ -- Riot Blockchain, Inc. (NASDAQ: RIOT) (the "Company") announced the filing of its 2017 Annual Report Form 10-K, which can be viewed on the Company's website or at SEC.gov.
As previously announced, the Company intends to periodically release the unaudited yield from its mining activities.  With this first business update covering the period ended Mach 31, 2018 the Company has included its results for the first reporting month of March 2018.
Highlights from the December 31, 2017 annual financial statements (all amounts as of, or for the year ended, December 31, 2017):
•	Cash, cash equivalents, and cryptocurrencies consisting of approximately $41.8 million
•	Total current liabilities of approximately $1.04 million, total liabilities of approximately $2.7 million, with no long-term debt
•	Net loss of approximately $19.8 million for 2017, including a $3.5 million loss on discontinued medical product business, compared to a net loss of approximately $4.3 million for 2016
•	Net non-cash items totalled a net charge of approximately $13.1 million for the year ended December 31, 2017
•	Net cash used in operations decreased to approximately $4.4 million in 2017 from approximately $5.5 million in 2016
•	11,622,112 common shares outstanding as of December 31, 2017

Business update and highlights (Unaudited since December 31, 2017):
•	For the month of March 2018, Riot generated approximately 69 Bitcoins and 44 Bitcoin Cash utilizing a daily average of 2,547 Bitmain S9 miners deployed at its mining facility located in Oklahoma City
•	Riot presently converts any Bitcoin Cash mined to Bitcoin on a regular basis
•	Approximately 3,500 Bitmain S9 miners deployed as of March 31, 2018
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Riot's mining expansion plans remain on track to have approximately 8,000 Bitmain S9 miners deployed by the end of May 2018, utilizing approximately 12MW of energy capacity.  This would be over 3x the daily average number of miners deployed during the month of March 2018

•	When fully deployed, Riot expects its presently owned hashing power to be over 110 Petahash, which it believes would rank the Company among the largest publicly listed cryptocurrency mining operations

•	Riot maintains ownership of approximately 12.9% of goNumerical Ltd (dba "Coinsquare") as of March 31, 2018. Coinsquare received a CAD $430 million valuation in its February 2018 financing
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Riot closed on the acquisition of 92.5% of Logical Brokerage Corp, a futures introducing broker registered with the Commodity Futures Trading Commission ("CFTC") and a member of the National Futures Association ("NFA")

•	Riot is actively investigating the potential launch of a cryptocurrency exchange in select states in the U.S.
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Riot's subsidiary Tess, Inc. entered a definitive agreement to merge with Cresval Capital Corp.  This transaction is expected to close by the end of the Q2, 2018 and would result in the Company receiving approximately 41,600,000 shares of TessPay post merger

•	Riot intends to provide regular operational updates on its mining activities through June 2018 and then re-evaluate the best way to keep shareholders apprised of this evolving business

Chairman and CEO John O'Rourke remarked, "We are pleased to note the filing of Riot's 2017 Annual Report Form 10-K, which includes the initial quarter of the evolution of the Company into a blockchain technology company.  We continue to focus on the expansion of our cryptocurrency mining operations and the active investigation of launching a cryptocurrency exchange in the United States. We see a strong integration opportunity of supply and demand between the two potential businesses."
The Company has scheduled its 2017 Annual Meeting of Shareholders to be held at its Oklahoma City mining facility at 10:00 a.m. (local time) on May 9, 2018, at 7725 W Reno Ave, Oklahoma City, OK 73127.  Members of the media and analysts are invited to pre-register to attend the 2017 Annual Meeting by contacting the Company.
About Riot Blockchain
Riot Blockchain is focused on building, supporting, and operating Blockchain technologies, primarily through its cryptocurrency mining operations and other internally developed businesses, as well as joint ventures, acquisitions, and targeted investments in the sector. For more information, visit http://www.RiotBlockchain.com/.
The blockchain is a decentralized and encrypted ledger that offers a secure, efficient, verifiable and permanent way of storing records and other information without the need for intermediaries. These protocols are the backbone of numerous cryptocurrencies, including Bitcoin, Bitcoin Cash, and Litecoin. Blockchain protocols have a wide range of use, including processing transactions, accounting, verification and proof of ownership across a far-reaching spectrum of applications.
Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 17, 2018 (the "2017 10-K") and in periodic reports we file with the SEC in the future. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.
Safe Harbor
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "should," "potential," "hope" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including but not limited to our history of operating losses, the Company's ability to successfully implement our new business strategy, our rapidly increasing costs, the Company's ability to raise additional capital, risks relating to acquisitions, joint ventures and investments in other companies or technologies, the value of bitcoin and other cryptocurrencies, which historically has been subject to wide swings, legal proceedings, governmental and other regulations affecting the Company's business and cryptocurrencies and changes in such regulations, growth in the adoption and use of cryptocurrencies, shortages, technological obsolescence and difficulty in obtaining hardware, system failures, computer viruses and cybersecurity threats, technological change,  risks associated with the Company's need for significant electrical power, the Company's ability to successfully develop, market and launch any cryptocurrency exchange, the Company's ability to protect the confidentiality of its trade secrets, competition,  general economic conditions and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Except as expressly required by the federal securities laws, the Company does not undertake any obligation to update forward-looking statements contained in this press release, whether as a result of new information, changed circumstances or future events or for any other reason.